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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934


                Date of Report (Date of Earliest Event Reported)
                                  May 11, 2004


                         General Growth Properties, Inc.
             (Exact name of registrant as specified in its charter)


    Delaware                         1-11656                       42-1283895
    --------                         -------                       ----------
(State or other                    (Commission                  (I.R.S. Employer
jurisdiction of                    File Number)                  Identification
 incorporation)                                                      Number)


                  110 N. Wacker Drive, Chicago, Illinois 60606
               (Address of principal executive offices) (Zip Code)


                                 (312) 960-5000
                                 --------------
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

The Grand Canal Shoppes:

On May 17, 2004, the Company completed the acquisition of the Grand Canal Shoppes in Las Vegas, Nevada. The purchase price and the assets acquired were as described in the Company's report on Form 8-K dated April 26, 2004. The purchase price of approximately $766 million was funded by a new $427 million non-recourse mortgage loan and a new unsecured term loan. The new mortgage loan bears interest at a rate per annum of 4.78%, provides for monthly payments of principal and interest and is scheduled to mature in May 2009. The new term loan, with an initial funding of $350 million but with a total available capacity of up to $800 million, currently bears interest at a rate per annum of LIBOR plus 115 basis points on the current outstanding principal balance, requires monthly payments of interest only, and is scheduled to mature in May 2009. The interest rate on the term loan may vary in the future depending upon the Company's future leverage ratios, changes in LIBOR rates and the length of LIBOR contracts, and, with respect to the initial funding of the term loan, the Company will fix the interest rate to be paid through the use of interest rate swaps.

Riverchase Galleria:

On May 11, 2004, the Company completed the acquisition of a 50% interest in a joint venture which owns Riverchase Galleria in Birmingham, Alabama. The purchase price for the 50% interest in the property of approximately $166 million and the assets acquired were as described in the Company's report on Form 8-K dated April 26, 2004. In conjunction with the purchase, the existing loan at the property was refinanced with a new, non-recourse mortgage loan of $200 million. The new loan bears interest at a rate of LIBOR plus 88 basis points, requires monthly payments of interest only and, assuming all four no-cost extension options are exercised, is scheduled to mature in June 2009. In addition, the Company has fixed the interest rate to be paid on this loan (initially 3.26% per annum with steps to 5.99% per annum in 2007) through the use of interest rate swaps.

Mall of Louisiana:

On May 12, 2004, the Company completed the acquisition of a 100% interest in Mall of Louisiana in Baton Rouge, Louisiana. The purchase price of $265 million and the assets acquired were as described in the Company's report on Form 8-K dated April 26, 2004. A portion of the purchase price was paid with the proceeds of a new $185 million acquisition loan that currently bears interest at LIBOR plus 58 basis points. The interest rate will increase in future periods (to a potential maximum of LIBOR plus 134 basis points) depending upon certain options regarding the loan rates and maturities elected by the Company. The loan, which requires monthly payments of interest only, has four no-cost options to extend and, if all such options are exercised, will mature in June 2009.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a),(b) The requisite financial information with respect to the Grand Canal Shoppes acquisition will be filed under cover of Form 8-K/A as soon as practicable, and in any event not later than 75 days after the closing date of the Grand Canal Shoppes acquisition on May 17, 2004.

(c)      Exhibits

         Exhibit No.      Exhibit
         -----------      -------

           2.1 Purchase and Sale Agreement dated as of April 12, 2004 by and between Grand Canal Shops Mall Subsidiary, LLC and Grand Canal Shops Mall MM Subsidiary, Inc., as sellers and GGP Limited Partnership, as purchaser.*

*Previously filed as an exhibit to the Company's current report on Form 8-K dated April 26, 2004.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                GENERAL GROWTH PROPERTIES, INC.


                                                By: /s/  Bernard Freibaum
                                                   -----------------------------
                                                   Bernard Freibaum
                                                   Executive Vice President and
                                                   Chief Financial Officer

Date:  May 24, 2004




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                                  EXHIBIT INDEX

EXHIBIT NUMBER   NAME
--------------   ----

2.1 Purchase and Sale Agreement dated as of April 12, 2004 by and between Grand Canal Shops Mall Subsidiary, LLC and Grand Canal Shops Mall MM Subsidiary, Inc., as sellers and GGP Partnership, as purchaser, incorporated by reference to the Company's report on Form 8-K dated April 26, 2004.